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                                    Jody M. Walker
                                7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

May 19, 2000

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:
Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 OF SEA SHELL GALLERIES, INC.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form SB-2 and any amendments for Sea Shell Galleries, Inc.

It is my opinion that the securities of Sea Shell Galleries, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 Registration Statement of Sea Shell Galleries, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


                                                Yours very truly,


                                                /s/Jody M. Walker
                                               ---------------------
                                                Jody M. Walker